UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2022

YELP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
350 Mission Street, 10th Floor
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)

140 New Montgomery Street, 14th Floor
San Francisco, California 94105
(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.000001 per share	YELP	New York Stock Exchange LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 27, 2022, the Board of Directors (the "Board") of Yelp Inc. (the "Company") amended and restated the Company's Amended and Restated Bylaws, as amended (the "Bylaws"), effective as of January 28, 2022, in order to implement proxy access. Pursuant to the proxy access provision, inserted at subsection 5(g) in the Bylaws, a stockholder or a group of no more than fifty (50) stockholders owning three percent (3%) or more of the voting power of the Company's outstanding capital stock continuously for at least three (3) years may nominate and include in the Company's proxy statement for an annual meeting director nominees constituting up to the greater of two (2) individuals or twenty percent (20%) of the number of directors in office, provided the stockholders satisfy the requirements specified in the Bylaws. The Bylaws also include certain conforming modifications to the advance notice provisions as well as an administrative update to the address of the registered office of the Company's registered agent.

The preceding description is qualified in its entirety by reference to the Bylaws, which are attached hereto as Exhibit 3.1, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Yelp Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 31, 2022	YELP INC.
		By:	/s/ David Schwarzbach
David Schwarzbach
Chief Financial Officer